UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Consent Revocation Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Revocation Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

R. R. DONNELLEY & SONS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This communication is not a solicitation of a proxy from any security holder of Moore Wallace Incorporated (“Moore Wallace”) or RR Donnelley & Sons Company (“RR Donnelley”). Moore Wallace and RR Donnelley intend to file a Joint Management Information Circular and Proxy Statement regarding the proposed transaction with the U.S. Securities and Exchange Commission (SEC) and the securities commissions or equivalent regulatory authorities in Canada. WE URGE INVESTORS IN RR DONNELLEY AND MOORE WALLACE TO CAREFULLY READ THE JOINT MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT RR DONNELLEY, MOORE WALLACE AND THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, and at the website of the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrator at www.sedar.com. Documents filed with the SEC by RR Donnelley will be available free of charge from Investor Relations, RR Donnelley, 77 West Wacker Drive, Chicago, IL 60601, Tel. (312) 326-8926. In addition, documents filed with the SEC by Moore Wallace will be available free of charge from Moore Wallace, One Canterbury Green, Stamford, CT 06901, Attention: Investor Relations, Tel. (203) 406-3749.

RR Donnelley, Moore Wallace and their executive officers and directors may be deemed to be participants in the solicitation of proxies from RR Donnelley and Moore Wallace security holders in favor of the proposed transaction. Information regarding the security ownership and other interests of RR Donnelley’s and Moore Wallace’s executive officers and directors will be included in the Joint Management Information Circular and Proxy Statement.

THE FOLLOWING IS AN EMPLOYEE PRESENTATION SCRIPT FOR RR DONNELLEY SENIOR EXECUTIVES AND MANAGERS

EMPLOYEE PRESENTATION SCRIPT FOR RR DONNELLEY SENIOR

EXECUTIVES AND MANAGERS

Slide One:

Title Page

Good [morning/afternoon/evening].

Thanks for joining me today to discuss the exciting news about our combination with Moore Wallace.

Slide Two:

Powerful Combination

Let me begin by saying that this is a great opportunity for all of us and will help us remain committed to our vision of enriching lives by connecting people with the power of words and images. What we’re creating through this combination is the world’s premier full-service global printer with over $8 billion in revenue, a leading position in North America and approximately 50,000 employees worldwide. The combination will enable the new RR Donnelley to offer the world’s leading companies a comprehensive suite of print and related services and solutions that will meet the demands of our growing customer base. Through this combination, the new RR Donnelley will serve leading global, national, regional and local customers. Moore Wallace’s strengths complement ours. They’re a leader in short-run printing and our focus is on long-run printing. This union will help us to execute our strategy to position the company for Total Shareholder Return in the top 25% of the S&P500. We’ll do this by developing a balanced portfolio of a world-class commercial print business and growth businesses serving the broad communication needs of targeted markets.

Slide Three:

Who is Moore Wallace?

Exceptional Short-Run Printing Business

While you may know the Moore Wallace name, I’d like to spend a few minutes on who they are and what they’re about.

•	Moore Wallace was formed through the merger of Moore Corporation Limited and Wallace Computer Services, which was announced in January and completed in May of this year.

•	Moore Wallace is one of the world’s largest integrated providers of short-run commercial print, direct mail, forms, labels, fulfillment and distribution services. Moore Wallace also offers outsourcing communications for customers. This means they provide production and distribution services for documents sent out by a customer – unburdening the customer from the expense of in-house print and electronic resources.

•	They’re the third largest printer in North America with 19,000 employees in United States, Canada, Europe and Latin America.

•	Moore Wallace’s customers include 99 of the Fortune 100, and 467 of Fortune 500 companies did business with the company in 2002.

•	They have strong outsourcing relationships.

•	Moore Wallace’s senior management team – led by Mark Angelson – has an exceptional track record in integration, as evidenced by the enormous success of the Moore and Wallace merger.

Slide Four:

Who is Moore Wallace?

Strong, Diversified Revenue Base, Generating $3.4 B

Here’s a snapshot of Moore Wallace’s revenue base – which at $3.4 billion is just under our revenue base of $4.8 billion.

You can see here that their capabilities do indeed complement ours.

Slide Five:

The New RR Donnelley: A Snapshot

The new RR Donnelley – which will keep our name and be headquartered in Chicago – will be a truly global, one-stop printing company, able to deliver effective and efficient solutions to help our customers save more, sell more and build their brands. This isn’t just about our operations or products, but about combining the industry’s top talent. Together we have the knowledge and experience to meet our customers’ needs through every step of the communications process.

•	Unlike many of our competitors, we will be able to meet all of our customers’ long- and short-run printing needs – essentially a one-stop-shop. We can do magazines, telephone directories, books, catalogs, financial documents, inserts, billing statements, highly personalized direct mail, premedia, print fulfillment, labels, collateral materials, forms, content management, logistics services, and more.

•	We’ll be the leading printer in North America with strong market positions in Europe, Latin America and Asia. We expect our large global size will enable us to compete better against regional printers.

•	We expect to be able to cross sell our products to each other’s customers. For example, Moore Wallace provides short-run services to Wal-Mart. This combination gives us a great opportunity to sell our long-run services to them. We also have many of the same customers – such as Verizon – where we expect the combination will help us sell more products to them.

•	Together we are a stronger company financially. We currently have about $4 billion in sales per year. Together we will have over $8 billion.

•	We will have a strong management team with a deep bench of experience and a strong track record in running companies well for customers and employees. And, as I mentioned at the top of this slide, we are bringing together the most talented workforces in the industry. Working together, we are going to make each other even better. These are exciting possibilities. Through this combination, RR Donnelley will truly be a stronger, better company.

Slide Six:

Mark Angelson – Experienced CEO    RR Donnelley’s new CEO will be Mark Angelson.

As I told you back in July, I’ll retire as soon as a successor joins the RR Donnelley team. Mark is excited to become part of the RR Donnelley team, and we are glad to have him. He has a great track record for growing companies. Prior to his current position as CEO of Moore Wallace, he was Moore’s non-executive Chairman and Lead Independent Director. From 1996 until 2001, Mark served in various capacities, including as executive Deputy Chairman, at Big Flower Holdings, a printing and advertising services holding company.

Here is a statement Mark issued today about the combination.

[READ STATEMENT FROM SLIDE]

Slide Seven:

Full-Service Global Commercial Printing Capabilities; Diverse Revenue Base This gives you a good sense of how well balanced our sales base is. Few – if any – other printers can claim this kind of depth and breadth of services.

Slide Eight:

High Quality, Global Customer Base

Both companies have exceptionally strong customer relationships. There is some overlap in our customer base, which will give us the opportunity to sell them new services.

•	For instance, RR Donnelley handles Verizon’s phone books and Moore Wallace handles its monthly customer billing statements.

•	AARP is another client we share. We provide magazine and logistics services while Moore Wallace provides direct mail and forms production and distribution services.

•	We also both work with Sears. As you know, we work with Sears on its catalogs (for Lands’ End), retail inserts and logistics. Wallace Moore provides them direct mail and forms services. We think our customers will be excited to get all these services from the same company now, and we expect they will look to us to help them with other printing services as well. As you can see from this chart, there are also a lot of customers we do not have in common, which allows us a great opportunity to sell our products to their clients – and vice versa.

Slide Nine:

What It Means for You / Next Steps

And now we get to the questions you’ve had since the announcement was made – what does this all mean for you and what happens next?

It means RR Donnelley is back on top! We’re the leading printer in North America and a much larger global player. It means you’ll be part of a powerful global entity with much larger scope and scale than any other competitor in the industry. Before all of this is official, the agreement must be approved by the shareholders of both companies and regulators need to approve it as well, which will take place over the next few months. Those of you who own shares will receive details of the agreement in the mail in the coming weeks. We expect the transaction to close and the agreement to be official in the first quarter of 2004. After the completion of the transaction, the integration will begin. Given the complementary nature of our businesses, we don’t expect the integration will affect most people. There will be some overlap at the corporate level, and we are committed to working as quickly as possible to ensure a smooth and fair integration. Mark Angelson will lead the effort, and will rely on many members of the RR Donnelley team to help plan and execute the integration. He has a lot of experience doing this well, and we look forward to a successful integration. In the meantime, it is important that we all stay focused on delivering for our customers in the way that has made RR Donnelley the successful company it is today. In fact, until the close, both companies will continue to operate independently and retain own names. Nothing is changing until the close. This is a great occasion for our company and an incredible tribute to the talents of every employee. We hope you share in our enthusiasm and our commitment to making this exciting combination a success.

Slide Ten:

Review Key Points

To summarize, this combination gets us closer to our vision and is right on strategy. It combines two highly complementary printing businesses with over 300 years of combined experience and will create a tremendous new company with

•	Blue chip customer base

•	Industry-leading products

•	A large global presence

•	Strong financial health

•	Many new opportunities for sales

•	A strong and experienced management team

•	And most importantly, an excellent workforce And with that, I’ll take any questions you might have.

Slide Thirteen:

For More Information If you have further questions, I strongly urge you to go to one of these sources for more information.

THE FOLLOWING IS THE TEXT OF SLIDES THAT ACCOMPANY THE EMPLOYEE PRESENTATION SCRIPT

SLIDE ONE

RR Donnelley-Moore Wallace Combination

CREATING THE WORLD’S

PREMIER FULL-SERVICE

GLOBAL PRINTER

November 10, 2003

SLIDE TWO

A POWERFUL COMBINATION

The RR Donnelley and Moore Wallace transaction combines two complementary leaders to create the world’s premier full-service global printer with over $8 billion in revenues, a leading position in North America, a strong presence in Europe, Latin America and Asia, and approximately 50,000 employees worldwide.

SLIDE THREE

Who is Moore Wallace?

Exceptional Short-Run Printing Business

-	One of the world’s largest integrated providers of commercial print, direct mail, outsourced customer communications, forms, labels, fulfillment and distribution services

-	North America’s third largest printer

-	19,000 employees in United States, Canada, Europe and Latin America

-	Customers: 99 of the Fortune 100, and 467 of the Fortune 500 companies did business with Moore Wallace in 2002

-	Strong outsourcing relationships

-	Seasoned senior management team with exceptional integration track record

-	Moore Corporation Limited’s acquisition of Wallace Computer Services successfully completed in May 2003

SLIDE FOUR

Who is Moore Wallace? Diversified Product Base, Generating $3.4B in Sales

[PIE CHART]

Forms	20.00%
Sourcing Services	10.00%
Logistics	3.00%
Labels	12.00%
Warehouse Management Technology	6.00%
Latin America	4.00%
Commercial	20.00%
Direct Mail	11.00%
Outsourcing / Print Fulfillment	14.00%

2002 pro forma revenue breakdown

SLIDE FIVE

New RR Donnelley Snapshot

- Retain RR Donnelley name; Chicago headquarters

- One-stop-shop for all printing needs (long and short run)

- Full range of content management capabilities – from premedia to logistics

- Leading position in North America and strong positions in Europe, Latin America and Asia

- Significant cross selling opportunities

- Financially strong

- Experienced, proven management team and industry’s most talented workforce

SLIDE SIX

Mark Angelson — Experienced CEO

-	“This transaction is strategically and financially compelling, bringing together the industry’s most established and highly regarded companies and the industry’s most advanced technologies, to create a dynamic new business platform. The combination will enable the new RR Donnelley to offer the world’s leading companies a comprehensive suite of print and related products and solutions that will meet the demands of our growing customer base. Through this combination, the new RR Donnelley will serve leading global, national, regional and local customers, and will provide every printing need a company of any size could require.”

-	“With a broad base of highly profitable businesses and a strategic approach to managing our capital, the new RR Donnelley will generate substantial cash flow after servicing the dividend and making disciplined capital expenditures. We will continue our commitment to use that cash flow on an accretive basis.”

SLIDE SEVEN

Full Service Global Commercial Printing Capabilities;

Diverse Sales Base

[PIE CHART]

Logistics/Outsourcing	21%
Long Run	36%
Short Run	42%

$8 billion combined annual sales

SLIDE EIGHT

High Quality, Global Customer Base

[COMPANY LOGOS]

SLIDE NINE

What It Means for You / Next Steps

- Proof that our strategy is moving us toward our vision to enrich lives with the power of words and images

- Member of an industry powerhouse with long term financial strength and service innovation

- Combination creates opportunities for growth

- Expect to close First Quarter 2004

- Integration effort to be led by Mark Angelson

- Team includes people from both companies

- Minimal overlap in operations and businesses

- Objective of the team is to have plans in place and ready to go the day the deal is closed

- Stay focused on responsibilities

SLIDE TEN

The New RR Donnelley

Blue chip customer base

Industry-leading products

Expanded global scale

Increased financial strength

More sales opportunities

Experienced management team

Strong people

The New RR Donnelley

SLIDE ELEVEN

For More Information

www.rrdonnelley.com

www.rrd.net

Send emails to:

OfficeoftheChairman@rrd.com

END OF DOCUMENT